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                                                                   EXHIBIT 24.2


                               POWER OF ATTORNEY

Each director of OpTel, Inc., a Delaware corporation ("OpTel") whose signature appears below constitutes and appoints Louis Brunel and Bertrand Blanchette or either of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to OpTel's Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on June 5, 1998, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, any registration statements for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       SIGNATURE                     TITLE                    DATE
       ---------                     -----                    ----
/s/ ANDRE CHAGNON             Chairman of the Board       March 24, 1999
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Andre Chagnon

/s/ FREDERICK W. BENN         Director                    March 24, 1999
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Frederick W. Benn

/s/ R. DOUGLAS LEONHARD       Director                    March 24, 1999
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R. Douglas Leonhard

/s/ JAYNE L. STOWELL          Director                    March 24, 1999
-----------------------
Jayne L. Stowell